EXHIBIT 99.1

j2 Global Updates Financial Guidance

Reaffirms Q4 2003 Guidance; Targets 40+% Revenues and 60+% Pre-Tax Income
Growth for 2004; Clarifies Tax Expectation

LOS ANGELES, November 3, 2003 — j2 Global Communications, Inc. [NASDAQ: JCOM], the provider of outsourced, value-added messaging and communications services, today provided additional information and reaffirmed its financial guidance for Q4 2003. The Company also reported that for 2004 it is targeting more than 40% annual growth in revenues and more than 60% annual growth in pre-tax income. Additionally, the Company clarified its disclosure regarding taxes, stating that, although it expects to be reporting federal tax “expense” in its income statements for the balance of 2003 and for 2004, the actual payment of taxes will be substantially reduced by federal and state tax credits, the remaining NOL balance and future stock option deductions.

Q4 2003

As stated in the Company’s October 20, 2003 press release, revenues and EPS guidance for full-year 2003 was increased from $69.6+ million and $0.96+ to $71.4 million and $1.03, respectively. This resulted in Q4 revenues and EPS guidance of $20.3 million and $0.31 (before an expected one-time tax benefit of $0.35 to $0.50 per share), respectively. The Company today reaffirmed this guidance.

Subscriber revenue growth and a positive impact on Q4 revenues from the previously announced Web channel price increases are the principle contributors to the Company’s confidence in its Q4 guidance. This guidance takes into account current market conditions, including volatility in the real estate refinancing sector, the competitive landscape and a lesser number of business days in Q4 due to holidays.

“We are encouraged by our subscriber revenue growth and the fact that price increases in our Web channel seem to be having little negative effect on the acquisition of new subscribers,” said Scott Jarus, president of j2 Global. “We’ve only recently introduced the new prices to a portion of our existing base of customers and early indications are that the new prices are having only a modest impact on the retention of those customers. Despite these positive indications, we do expect the price changes to have some adverse effect on net subscriber additions and cancellation rates during the next couple of quarters. However, we believe the net effect of the price changes will contribute positively to the Company’s subscriber revenues and earnings.”

The Company believes that the consensus analysts’ earnings estimate for Q4 2003 has resulted in substantial confusion. j2 Global’s CFO attempted to clear up some of this confusion by sending an email (filed on Form 8-K) on October 21, 2003 to each research analyst covering the Company. The email outlined the fact that the consensus earnings for Q4, which is based on an arithmetic average of the analysts’ estimates, was biased upward by one analyst whose earnings estimate was 50% higher than any other analyst included in the computation. As a result, when j2 Global announced Q4 guidance, it came to the Company’s attention that there was a perception that it was lowering expectations relative to the consensus. This was not the Company’s intention, but rather resulted from this one analyst being far afield.

2004

Consistent with its historical performance, for 2004 j2 Global expects more than 40% annual growth in revenues and more than 60% annual growth in pre-tax income. The Company believes that pre-tax income and free cash flow, as opposed to net income, are better measures for comparing 2004 earnings and financial performance with earnings and financial performance in prior years. This is because in prior years the Company did not accrue a full tax expense and because free cash flow reflects the actual taxes paid, not just the accrual for taxes. For more information with respect to the Company’s tax position, see the section below entitled “Taxes”.

“Our drivers for growth in 2004 will consist of continued expansion of our core business in North America and a greater emphasis on our international presence, including the introduction of in-country sales and marketing activities,” said Mr. Jarus. “Additionally, we look for additional revenues to come from new features and functionality specifically developed for corporate customers. These will include, in the near future, the ability to turn faxes into text through OCR (optical character recognition), the ability to receive faxes in PDF format and the introduction of additional secure fax capabilities. I am also pleased to announce that we have signed a deal with a major Internet service provider to place a fixed text link in their Web-based email client for a trial period. This opportunity is similar to the placement we have with Yahoo! Mail and we are hopeful that it will be a similarly strong customer acquisition tool for j2 Global.”

Taxes

From its inception through the third quarter of 2003, the Company has had a significant NOL and has neither accrued nor paid federal income taxes. Based upon its continuing profitability, in Q4 2003 j2 Global plans to reduce the valuation allowance on its deferred tax assets (Net Operating Loss Carry-Forward, or NOL). This will bring the after-tax value of the NOL onto the Company’s balance sheet as an asset, resulting in a one-time EPS benefit of $0.35 to $0.50 in Q4 2003.

In 2004 and continuing into the future, the Company plans to reflect both federal and state tax expense in its Statement of Operations. Currently, the Company estimates the accrual of income tax expense to be no greater than 40% assuming current tax rates. The actual tax rate accrual for 2004 will depend on several factors, including, but not limited to, the relative composition of the Company’s domestic and international business. If the Company had accrued a 40% tax rate commencing in the first quarter 2003, the Company’s EPS estimate of $1.03 (excluding the one-time benefit mentioned above) would have been approximately $0.65.

The actual payment of taxes for 2004 will be substantially reduced by federal and state tax credits, the remaining NOL balance and future stock option deductions. The Company anticipates that this will result in the booking of tax expenses substantially greater than the actual taxes owed and paid in 2004.

“We have crossed a critical milestone in the financial success of the Company,” said R. Scott Turicchi, chief financial officer of j2 Global. The anticipated continued profitability of our business has resulted in our intention to bring the remaining outstanding NOLs onto our balance sheet and recognize the after-tax value of these deferred tax assets in Q4 2003.”

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc., provides outsourced, value-added messaging and communications services to more than four million customers around the world. j2 Global’s network spans more than 1,100 cities in 20 countries on five continents. The Company offers its patented services and software through three distinct sales channels: Web, Corporate and Licensed Services, and markets those services under the j2®, eFax®, jConnect®, jFax®, ConsensusTM, Hotsend®, PaperMaster®, Protofax® and Documagix® brands. As of September 30, 2003, j2 Global had achieved 26 consecutive quarters of revenue growth and 7 consecutive quarters of positive earnings. For more information about j2 Global, please visit www.j2global.com.

Contacts:

Christine Brodeur or Jonathan Rodgers	Jeff Adelman
Socket Media, Inc.	j2 Global Communications, Inc.
310-829-0556 or 310-829-0520	323-372-3617
info@socketmedia.com	press@j2.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995. These forward-looking statements are based on management’s current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Ability to obtain telephone numbers in sufficient quantities on acceptable terms; subscriber growth and retention; the risk of increased competition; uncertainties regarding the protection of proprietary technology or infringement of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and communications; and other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the Annual Report on Form 10-K filed by j2 Global on March 31, 2003 and the other reports filed by j2 Global from time to time with the SEC, each of which is available at www.sec.gov. The financial and tax guidance provided in this press release is based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update this guidance.